EXHIBIT A

AGREEMENT

Pursuant to Securities Exchange Act
Rule 13d-1(k)(1)(iii)

     The undersigned hereby agree that Amendment No. 9 to the Schedule 13D, filed pursuant to the Securities Exchange Act of 1934 and executed by each of the undersigned of even date herewith, is filed on behalf of each of the undersigned.

     DULY EXECUTED this 24th day of October, 2002.

Inter-Him N.V.

By:	/s/ Victor Hoogstraal

Victor Hoogstraal Managing Director

/s/ Ronald de Waal

Ronald de Waal

/s/ W. Howard Lester

W. Howard Lester

/s/ Clark J. Hinkley

Clark J. Hinkley

/s/ William E. Haslam

William E. Haslam

/s/ Margaret A. Gilliam

Margaret A. Gilliam